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                                  EXHIBIT A

               UBSAM BOARD OF DIRECTORS and EXECUTIVE OFFICERS

Arthur Decurtins                                Chairman

James Patrick McCaughan                         Managing Director and President

Henry William Haunss, Jr.                       Managing Director

Robert Charles Dinerstein                       Director and Corporate Secretary

Victor Henry Romley                             Managing Director

Richard Ciro Capone                             Director

George Jamgochian                               Managing Director

Amy Morlock McNally                             Functional Vice President

Ranjani H. Nagaswami                            Vice President

Wayne D. Thornbrough                            Managing Director


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                                   UBS INC.
                  BOARD OF DIRECTORS AND EXECUTIVE OFFICERS


Cabiallavetta, Mathis                          Vice Chairman

Capone, Richard C.                             President

Bozian, Alan G.                                Senior Managing Director
Brown, Gary                                    Senior Managing Director
Dinerstein, Robert C.                          Senior Managing Director
                                               and Secretary

Ahearn, Michael J.                             Managing Director
Asjes, Dick                                    Managing Director
Barbian, Paul                                  Managing Director
Cantalini, James                               Managing Director
Casey, Robert W.                               Managing Director
Charleson, Lawrence                            Managing Director
Coe, Mary B. W.                                Managing Director
Criswell, Christopher W.                       Managing Director
Henderson, Dennis B.                           Managing Director
Hoban, Patrick N.                              Managing Director
Imholz, Alfred                                 Managing Director
James, W. Scott                                Managing Director
Lynch, Gary Charles                            Managing Director
Sperry, L. Thomas                              Managing Director
Ullrich, G. Christian                          Managing Director
Whitworth, David T.                            Managing Director
Yearley, Peter B.                              Managing Director

Chaix, Laurent                                 Vice President
Dellosso, Stephan                              Vice President
Etter, Marcel                                  Vice President
Feld, Lisa B.                                  Vice President
Mendelsohn, Bruce                              Vice President
Michaelis, A. Jane                             Vice President
Saliling, Julie                                Vice President
Lange, Kevin A.                                Vice President
Wojcechowskyj, Stephan                         Vice President

O'Rourke, Donna                                Assistant Vice President
Satz, Eric                                     Assistant Vice President
Travers, Jayne                                 Assistant Vice President

Power, Jennifer                                Credit Admin Officer
Chen, Carol                                    Assistant Treasurer
Blanck, Barbara                                Assistant Secretary

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                         UNION BANK OF SWITZERLAND
                              BOARD OF DIRECTORS

Robert Studer*                              Schonenberg, Chairman

Hans Heckmann*                              Schlieren, Vice Chairman

Markus Kundig*                              Zug, Vice Chairman, Publisher

Marc C. Cappis                              Herisau, Managing Director of
                                            Huber + Suhner Ltd., Herisau
                                            AR/Pfaffikon ZH

Fritz Fahrni                                Islikon, President of the
                                            Corporate Executive Management of
                                            Sulzer Ltd., Winterthur

Kurt E. Feller                              Wollerau, Managing Director and
                                            Chief Executive Officer of Rieter
                                            Holding Ltd., Winterthur

Charles R. Firmenich                        Genthod, Vice Chairman of the
                                            Board of Firmenich (International)
                                            SA, Geneva

Hannes Goetz*                               Ruschlikon, Chairman of the Board
                                            of Swissair, Zurich Airport

Reto Mengiardi                              Chur, Attorney and Notary Public

Rolf A. Meyer*                              Basle, Chief Financial Officer and
                                            Member of the Executive Committee
                                            of Ciba-Geigy Ltd., Basle

Anne-Lise Monnier-Blaile                    Gland, Pharmacist and Chairwoman
                                            of the Board of Ofac,Geneva

Andreas Reinhart*                           Winterthur, Chairman of the Board
                                            of Volkart Brothers Holding Ltd.,
                                            Winterhur

Maria Reinshagen                            Zurich, Vice President of
                                            Christie's (International) SA
                                            Switzerland

Rene K. Ruepp                               Pfaffhausen, Chairman of the Board
                                            and Chief Executive Officer of
                                            Forbo Holding SA, Eglisau

Alfred N. Schindler*                        Hergiswil, Vice Chairman and Chief
                                            Executive Officer of Schindler
                                            Holding AG, Hergiswil

Johann-Niklaus Schneider-                   Langenthal, Chairman of the Board'=
Ammann                                      and Managing Director
                                            of the Ammann Group, Langenthal

Manfred Zobl                                Ruschlikon, Chairman of the
                                            Corporate Executive Board of Swiss
                                            Life/Rentenanstalt, Zurich

*Member of the Board of Directors Committee


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                          UNION BANK OF SWITZERLAND
                            GROUP EXECUTIVE BOARD

          Mathis Cabiallavetta           President of the Group Executive Board
          Werner Bonadurer               Executive Vice President
          Arthur Decurtins               Executive Vice President
          Ulrich Grete                   Executive Vice President
          Felix Fischer                  Executive Vice President
          Stephan Haeringer              Executive Vice President
          Pierre de Weck                 Executive Vice President